Exhibit 10.6

NON-COMPETE AGREEMENT

This Non-Compete Agreement (this "Agreement") is made as of June 21, 2008 by and between ENIVEL, INC., a Hawaii corporation ("Purchaser") and THURSTON JOHN ROBINSON and THERESA PAULETTE WINN, individuals residing in the City and County of Honolulu, Hawaii (individually and collectively, "Owners").

RECITALS

A. This Agreement is an essential inducement to Purchaser to enter into the transactions described in that certain Purchase and Sale Agreement dated May 31, 2008 (the "PSA"), by and among ROBINSON CORP., a Hawaii corporation ("Seller"), THURSTON JOHN ROBINSON and THERESA PAULETTE WINN ("Owners"), ENIVEL, INC., a Hawaii corporation ("Buyer"), and U.S. DRY CLEANING CORPORATION, a Delaware corporation ("UDRY").

B. The Company is engaged in the operation of a retail laundry and dry cleaning business with multiple locations (the "Business").

C. Owners will receive valuable consideration as part of the transactions contemplated by the PSA, and therefore have a material economic interest in the consummation of the sale.

D. As a condition precedent to the obligations of Purchaser to complete the sale, Owners have agreed to the restrictive covenants and other terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Non-Compete.

(a)           Non-Compete. During the period from the date hereof to and including the fifth (5th) anniversary of the date hereof (the "Non-Compete Period"), the Owners shall not (i) engage in any "Competitive Activity" in the "Restricted Teifitory" (as both are defined below) nor (ii) obtain any benefit from any Affiliate of Owners engaged in any Competitive Activity in the Restricted Territory. Notwithstanding the foregoing, the provisions of this Section 2 shall not prevent the Owners from beneficially owning up to two percent (2%), on a full-diluted basis, of the total shares of all classes of stock outstanding of any corporation having securities listed on a national stock exchange.

(b)             Non-Disparagement. During the Non-Compete Period, Owners shall not, nor shall any Affiliate of the Owners, directly or indirectly through another person or entity, disparage or otherwise criticize Purchaser, any Affiliate of Purchaser, or any of their respective officers, directors or shareholders.

(c)              Definitions. The following definitions shall apply:

(1) "Affiliate" shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, director or shareholder of the Company or any corporation, partnership, trust or other entity in which the Company or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee. The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

(ii) "Competitive Activity" shall mean directly or indirectly (or having any interest in, or performing any services for, any Person directly or indirectly) (i) engaging in any activity that is the same as, similar to, or competitive with Business; (ii) employing, soliciting for employment, or recommending for employment any Person employed by Purchaser or any Affiliate of Purchaser during such Person's employment with Purchaser (or any Affiliate of Purchaser) or for one year thereafter; or (iii) diverting or attempting to divert from Purchaser or any Affiliate of Purchaser any business of any kind in which they are engaged, including the solicitation of or interference with any suppliers, contractors, or customers.

(iii) "Person" shall mean any individual, corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

(iv) "Restricted Territory" shall mean the island of Oahu in the State of Hawaii.

(d)  Early Termination. In the event the Company is in material breach of the PSA, including the exhibits thereto, including but not limited to any default by the Company in its obligations under that certain Promissory Note of even date and made by the Company, as a "Co-Makers", in favor of Seller, as "Holder", this Agreement shall be void and of no further force or effect as of the date of such termination.

Miscellaneous

(a) Owners represent (i) that their experience and capabilities are such that the restrictions contained herein will not prevent them from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by them and (ii) that they have, prior to the execution of this Agreement, reviewed this Agreement thoroughly with their legal counsel.

(b) Owners acknowledge that the restrictions contained herein are reasonable and necessary to protect the legitimate business interests of Purchaser and that Purchaser would not have consummated the transactions contemplated by the PSA in the absence of such restrictions.

By reason of the foregoing, Owners agree that if they violate any of the provisions hereof, Purchaser would sustain irreparable harm and, therefore, the Owners hereby irrevocably and unconditionally (i) agree that in addition to any other remedies which Purchaser may have under this Agreement or otherwise at law or in equity, all of which remedies shall be cumulative, Purchaser shall be entitled to apply to any court of competent jurisdiction for preliminary and pei'anent injunctive relief and other equitable relief, without the posting of any bond or other security, (ii) that such relief and any other claim by Purchaser pursuant hereto shall be brought only in the courts of the State of Hawaii, in the City and County of Honolulu, or the United States District Court for the District of Hawaii; (iii) consents to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which the Owners may have to the laying of venue of any such suit, action or proceeding in any such court. Owners also irrevocably and unconditionally consent to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provision herein. The parties hereto agree that, in any proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and costs.

(c) In the event of any breach or violation of any of the restrictions contained in Section 2, any time period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured; provided that this section shall not operate to extend that time period beyond the maximum permitted by applicable law.

(d) If any commission, fee or other sum becomes payable to Owners, or any person or entity with which Owners re affiliated in any capacity, as a result of a violation by Owners of any of the provisions hereof, then, in addition to any other legal and equitable remedies and/or contractual rights Purchaser may have, Owners agree to account for and pay to Purchaser any and all commissions, fees, profits, remuneration or other financial benefits obtained by Owners in connection with any such violation.

(e) If any provisions of this Agreement, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or to any other party or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the words or phrases to the minimum extent necessary to make such provision enforceable, and in its reduced form such provision will then be enforceable and will be enforced.

(f) Notwithstanding anything contained herein to the contrary, the term "Purchaser" shall collectively include Purchaser and any and all of Purchaser's Affiliates. Purchaser shall have the right to assign this Agreement in whole or in part to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by Purchaser and said successors or assigns.

(g) Notice. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when confirmation of receipt is received, if sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

To the Company:

U.S. Dry Cleaning Corporation
4040 MacArthur Blvd., Suite 305
Newport Beach, CA 92660
Attention: Robert Y. Lee, Chief Executive Officer
Fax No: (949) 863-9657

Enivel, Inc.
1930 Auiki Street
Honolulu, Hawaii 96819
Attention: Michael Drace
Fax No.: (808) 848-5110

To Owners:

Thurston John Robinson
1860 Ala Moana Boulevard, Apt. 1802
Honolulu, Hawaii 96815
Facsimile number: (808) 947-5722

Theresa Paulette Winn
628 Hanale Place
Kailua, Hawaii 96734

with a copy to:

Bays Deaver Lung Rose & Holma
1099 Alakea Street, 16th Floor
Honolulu, HI 96813
Attn: Edward E. Case, Esq.
Fax No.: (808) 533-4184

Either party may, by notice given in accordance with this Section, specify a new address for notices under this Agreement.

(h)  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Hawaii without giving any effect to principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have executed this Non-Compete Agreement as of the date first above written.

PURCHASER:

ENIVEL, INC.

By: /s/ Michael Drace
Name:
Title: President

OWNERS:

/s/ Thurston J. Robinson
THURSTON JOHN ROBINSON

/s/ Theresa Paulette Winn
THERESA PAULETTE WINN
THURSTON JOHN ROBINSON